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                                                                  EXHIBIT 10.3.2
                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is entered into as of February 28, 2005 by and between Hi-Shear Technology Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and George W. Trahan (hereinafter referred to as "Executive") under the following terms and conditions:

                                    RECITALS:

         WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated February 28, 2000, the term of which expired as of February 28, 2005;

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which (i) the Company shall continue to employ Executive, (ii) Executive shall continue to render services to the Company, and (iii) the Company shall compensate Executive for such services; and

         WHEREAS, in connection with the continued employment of Executive by the Company, the Company desires to restrict Executive's rights to compete with the business of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  The Company hereby employs Executive and Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2.       TERM.

                  2.1 The term of this Agreement (the "Term") shall be for a period commencing on the Effective Date (as defined in Section 2.3 below) of this Agreement and shall continue through February 28, 2007, unless sooner terminated as provided in Paragraph 6. This two-year period, as the same may be extended hereafter by agreement of the parties or terminated pursuant hereto, is hereinafter referred to as the "Term".

                  2.2 For purposes of extending the term of the relationship between the Company and Executive, the parties agree to enter into good faith negotiations within sixty (60) days prior to the end of the Term. In the event that the parties are unable to reach an agreement by the end of the Term, this Agreement shall be automatically terminated on February 28, 2007.

                  2.3 The effective date of this Agreement shall be February 28, 2005 (the "Effective Date").

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         3.       COMPENSATION.

                  3.1 For all services rendered by Executive under this Agreement, the Company shall pay or cause one or more of its subsidiaries to pay Executive or his estate, if deceased, a salary of $400,000 per year. Salary will be increased to $440,000 per year at February 28, 2006. The Company shall pay such compensation to Executive or his estate semi-monthly in accordance with its standard practice for payment of compensation.

                  3.2 As additional compensation, Executive shall be eligible to participate in the executive bonus pool program established by the Board and administered by the Compensation Committee.

                  3.3 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

         4.       DUTIES AND RESPONSIBILITIES.

                  4.1 Executive shall, during the Term of this Agreement, devote his full attention and expend his best efforts, energies, and skills, on a full-time basis, to the business of the Company and any corporation controlled by the Company (each, a "Subsidiary"). For purposes of this Agreement, the term the "Company" shall mean the Company and all Subsidiaries. The Company agrees that the devotion of reasonable amounts of time to business activities separate from and outside the scope of the business of the Company will not violate the terms of this Agreement, on the conditions that (i) such activities are not corporate opportunities of the Company; and (ii) such activities do not interfere with the performance of Executive's duties hereunder.

                  4.2 During the Term of this Agreement, Executive shall serve as the President, Chief Executive Officer and Co-chairman or in such other capacity as determined by the Board of Directors or its Executive Committee, if any. In the performance of all of his responsibilities hereunder, Executive shall be subject to all of the Company's policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board of Directors of the Company and shall perform such duties as shall be assigned to him by the Board of Directors or its Executive Committee. In performing such duties, Executive will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board of Directors or its Executive Committee.

                  4.3 Without first obtaining the written permission of the Board of Directors of the Company, Executive will not authorize or permit the Company to engage the services of, or engage in any business activity with, or provide any financial or other benefit to, any affiliate of Executive. The phrase "affiliate of Executive" as used in this Section shall mean and include Executive's family by blood or marriage (including, without limitation, parents, spouse, siblings, children and in-laws), and any business or business entity which is directly or indirectly owned or controlled by Executive or any member of the Executive's family or in which Executive or any member of the Executive's family has any direct or indirect financial interest whatsoever.

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                  4.4 To induce the Company to enter into this Agreement, the
Executive represents and warrants to the Company that (a) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, (b) the Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair the Executive's right or ability (i) to enter the employ of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement, and (c) to the best of Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by Executive.

         5.       RESTRICTIVE COVENANTS.

                  5.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business, (ii) the Company's business is or may become national or international in scope, (iii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iv) the agreements and covenants contained in this Section 5.1 are essential to protect the business interest of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, the Executive covenants and agrees as follows:

                           5.l(a) Except as otherwise provided for in this
Agreement, during the Term of this Agreement and, if this Agreement is terminated for any reason during the Term, for two (2) years following such date of termination (the "Termination Period"), the Executive shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company as of the date of termination; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, Executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company as of the data of termination; provided, however, that the Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America, and may retain his ownership interest in those entities referred to in Section 4.1 above.

                           5.1(b) During the term of this Agreement and, if
applicable, during the Termination Period, the Executive shall not, directly or indirectly, (i) induce or attempt to influence any executive of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the one (1) year period preceding such requested aid, or
(iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company's business.

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                           5.1(c) During the Term of this Agreement, the
Termination Period, if applicable, and thereafter, the Executive shall not disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall the Executive make use of any such information for his own benefit.

                  5.2 If the Executive breaches, or threatens to commit a breach of Section 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                           5.2(a) The Executive shall account for and pay over
to the Company all compensation, profits, and other benefits, after taxes, which inure to Executive's benefit which are derived or received by the Executive or any person or business entity controlled by the Executive resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

                           5.2(b) Notwithstanding the provisions of subsection
5.2(a) above, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Section 5.1, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

                  5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

                  5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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         6.       TERMINATION.

                  6.1 The Company may terminate the Executive's employment under this Agreement at any time for Cause. "Cause" shall exist for such termination if Executive (i) is adjudicated guilty of illegal activities of consequence by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation, (iii) has, in the reasonable judgment of the Company's Board of Directors, engaged in serious misconduct, which conduct has, or would if generally known, materially adversely affect the good will or reputation of the Company and which conduct the Executive has not cured or altered to the satisfaction of the Board of Directors within ten (10) days following notice by the Board of Directors to the Executive regarding such conduct, or (iv) has made any material misrepresentation to the Company under Sections 4 and 5 hereof.

                  6.2 If the Company terminates the Executive's employment under this Agreement pursuant to the provisions of Section 6.1 hereof, the Executive shall not be entitled to receive any compensation following the date of such termination.

                  6.3 The Company may terminate this Agreement without notice if the Executive is unable due to mental or physical illness or injury to perform Executive's duties in a normal and regular manner for a period of six consecutive months or death. The termination shall be effective as of the end of the calendar month in which the disability period ends or death.

                  Upon termination because of disability or death, the Executive or his estate if deceased shall be entitled to receive compensation for 36 months from the date of such termination (such payments to be diminished, however, by the extent to which the Executive receives compensation during such 36 month period from any disability insurance) in an amount equal to the monthly compensation paid Executive for the month prior to such termination.

                  6.4 If Executive's employment with the Company is terminated for any reason other than: (i) the death or permanent disability of the Executive, (ii) pursuant to the provisions of Section 6.1 above, or (iii) the Executive's voluntary termination, the Executive shall continue to receive compensation for 48 months from the date of such termination (provided, however, that (1) payments by the Company shall be diminished by the extent to which the Executive receives compensation during such 48-month period from a third party employer, and (2) total compensation shall not in any event equal or exceed three times the entire compensation received by Executive during the one-year period immediately preceding the date of such termination) in an amount equal to the monthly compensation paid Executive for the month prior to such termination.

         7.       EXPENSES.

                  7.1 Executive shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of his employment. Executive shall submit to the Company a standardized expense report form, provided by the Company, and shall attach thereto receipts for all expenditures.

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                  7.2 The Company shall reimburse Executive within fifteen (15)
days after submission by Executive of his expense report.

                  7.3 In recognition of the requirements for business travel, the Company shall provide Executive with the use of a Cadillac Seville or other automobile of equivalent cost of Executive's choice. The automobile may be purchased by the Executive at the end of the lease term or renewal of a new lease for $1.00.

         8.       THE COMPANY'S AUTHORITY

                  Executive agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors or Executive Committee either orally or in writing, with respect to the performance of his duties and the carrying out and performance of the orders, directions, and policies of the Board of Directors as stated by the Board of Directors to the Executive from time to time, either orally or in writing.

         9.       PAID VACATION; SICK LEAVE; INSURANCE.

                  9.1 Executive shall be entitled to paid vacation each year equal to twelve (12) weeks per year. Periods when executive is in contact and responsible shall not be considered vacation periods.

                  9.2 The Executive shall be entitled to reasonable periods of paid sick leave during the Term of this Agreement in accordance with the Company's policy regarding such sick leave.

                  9.3 The Company shall provide Executive, at the Company's full expense, participation in group medical, dental, and life insurance plans of the Company as may be provided by the Company from time to time, subject to and to the extent that, the Executive is eligible under such benefit plans in accordance with their respective terms. Coverage under the Company's group medical, dental and life insurance plans at the Company's full expense will be extended to Executive for five (5) years after the termination of this Agreement except in the case of termination under Section 6. 1 above.

         10.      MISCELLANEOUS.

                  10.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter this Agreement, the Executive represents and warrants to the Company that to the best of his knowledge the Executive is insurable at standard (non-rated) premiums.

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                  10.2 This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. The Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that in the event of the Executive's death, the Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement.

                  10.3 The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

         11.      NOTICES.

                  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:     Hi-Shear Technology Corporation
                             24225 Garnier Street
                             Torrance, CA 90505-5323
                             Attn: President/CEO

         EXECUTIVE:          George W. Trahan
                             Hi-Shear Technology Corporation
                             24225 Garnier Street
                             Torrance, CA 90505-5323

         COPY TO:            Thomas R. Mooney
                             24225 Garnier Street
                             Torrance, CA 90505-5323

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         12.      ENTIRE AGREEMENT.

                  This Agreement supersedes any and all agreements, whether oral or written, between the parties hereto, with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

         13.      PARTIAL INVALIDITY.

                  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         14.      ATTORNEYS' FEES.

                  Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

         15.      ARBITRATION.

                  Any matter of disagreement arising under this Agreement shall be submitted for decision to a panel of three neutral arbitrators with expertise in the subject matter to be arbitrated. One arbitrator will be selected by each party and the two arbitrators so selected shall select the third arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall be held in Los Angeles, California, or such other place which may be mutually agreed upon by the parities.

         16.      GOVERNING LAW.

                  This Agreement will be governed by and construed in accordance with the laws of the State of California.

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         17.      BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

         18.      WAIVER.

                  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         19.      CORPORATE APPROVALS.

                  The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

THE COMPANY:                        HI-SHEAR TECHNOLOGY CORPORATION

                                    By:  /s/ Thomas R. Mooney
                                        ----------------------
                                            Thomas R. Mooney


EXECUTIVE:                              /s/ George W. Trahan
                                        ----------------------
                                            George W. Trahan

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